Exhibit 99.1

Tallgrass Energy Increases Quarterly Dividend and
Announces Date for Second Quarter 2019 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)--July 11, 2019--Tallgrass Energy, LP (NYSE: TGE) today announced its quarterly dividend for the second quarter of 2019. The dividend will be paid on Wednesday, August 14, 2019, to shareholders of record as of the close of business on Wednesday, July 31, 2019.

The board of directors of TGE’s general partner declared a quarterly cash dividend of $0.5400 per Class A share for the second quarter of 2019, or $2.16 on an annualized basis. This represents a 1.9 percent sequential increase from the first quarter 2019 dividend of $0.5300 per Class A share and an increase of 8.5 percent from the second quarter 2018 dividend of $0.4975 per Class A share. It is TGE’s 16th consecutive increase since its May 2015 IPO.

Second Quarter 2019 Financial Results and Conference Call
Tallgrass plans to report second quarter 2019 financial results on Thursday, July 25, 2019, and hold a conference call at 3:30 p.m. Central Time that same day.

TGE invites shareholders and other interested parties to listen to the call through a link posted on the Investor Relations section of Tallgrass’s website at www.tallgrassenergy.com.

About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contacts

Investor and Financial Inquiries
Nate Lien
913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond
303-763-3568
media.relations@tallgrassenergylp.com